Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Amedisys, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 (the “Report”), I, Paul B. Kusserow, President and Chief Executive Officer of the Company, hereby certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 5, 2015

/S/ Paul B. Kusserow
Paul B. Kusserow President and Chief Executive Officer
(Principal Executive Officer)